EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Pfizer Inc.:

      We consent to incorporation herein by reference of our report dated February 22, 2001 on the consolidated balance sheets of Pfizer Inc. and Subsidiary Companies as of December 31, 2000 and 1999 and the related consolidated statements of income, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2000, as contained in the Pfizer Inc. 2000 Annual Report to Shareholders. These consolidated financial statements and our report thereon are incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 2000.

      We also consent to incorporation by reference of our report in the following Registration Statements:

•	Form S-8 dated October 27, 1983 (File No. 2-87473),
•	Form S-8 dated March 22, 1990 (File No. 33-34139),
•	Form S-8 dated January 24, 1991 (File No. 33-38708),
•	Form S-8 dated November 18, 1991 (File No. 33-44053),
•	Form S-3 dated May 27, 1993 (File No. 33-49629),
•	Form S-8 dated May 27, 1993 (File No. 33-49631),
•	Form S-8 dated May 19, 1994 (File No. 33-53713),
•	Form S-8 dated October 5, 1994 (File No. 33-55771),
•	Form S-3 dated November 14, 1994 (File No. 33-56435),
•	Form S-8 dated December 20, 1994 (File No. 33-56979),
•	Form S-4 dated February 14, 1995 (File No. 33-57709),
•	Form S-8 dated March 29, 1996 (File No. 33-02061),
•	Form S-8 dated September 25, 1997 (File No. 333-36371),
•	Form S-8 dated April 24, 1998 (File No. 333-50899),
•	Form S-8 dated April 22, 1999 (File No. 333-76839),
•	Form S-4 dated March 9, 2000 (File No. 333-90975),
•	Form S-8 dated June 19, 2000 (File No. 333-90975),
•	Form S-8 dated June 19, 2000 (File No. 333-39606),
•	Form S-8 dated June 19, 2000 (File No. 333-39610), and
•	Form S-3 dated October 20, 2000 (File No. 333-48382)

/s/KPMG LLP

New York, New York
March 27, 2001